Exhibit 99.1

Marchex Acquires Assets of AreaConnect, Increasing its Proprietary Base of Local Traffic

SEATTLE, WA – May 2, 2006 — Marchex, Inc. (NASDAQ: MCHX, MCHXP) today announced that it has acquired certain assets of AreaConnect LLC, a provider of local online traffic to Yellow and White Pages providers, for $16 million in cash and Marchex common stock, and $1.7 million in additional restricted common stock (valued based on the 10-day trailing average prior to the closing date). The restricted common stock vests over three years and has been granted to the founder of AreaConnect, who will join Marchex. The $16 million is comprised of $12 million in cash and $4 million in Marchex common stock (valued on the same basis as above). The asset acquisition is effective immediately.

With the AreaConnect asset acquisition, Marchex will add more than one million local, unduplicated unique monthly visitors to its base of local traffic, and will deepen its relationships with local merchant aggregators, including Yellow and White Pages providers. AreaConnect’s users access local- and directory-focused Web sites in all 50 US states and throughout Canada through www.areaconnect.com and www.areaconnect.ca. Unique visitor statistics are based on internal traffic logs, which calculate unique IP (Internet protocol) addresses on an unduplicated basis during a given month. Marchex’s local traffic base is now made up of millions of monthly users that access Marchex sites such as AreaConnect, www.yellow.com, www.whitepages.net, and tens of thousands of local direct navigation Web sites (including ZIP Code sites such as www.90210.com). Marchex believes that this combination of assets makes the company one of the Internet’s leaders in terms of local proprietary traffic.

“This asset acquisition immediately adds to Marchex’s base of proprietary, locally targeted online advertising inventory,” said Peter Christothoulou, Marchex Chief Strategy Officer. “AreaConnect’s sites and underlying technologies are very complementary to Marchex’s existing local assets. This acquisition will add to our growing network of locally and vertically focused Web sites that provide excellent consumer utility, along with highly targeted advertising inventory and qualified leads for online merchants.”

Financial Summary and Guidance

According to AreaConnect, preliminary calendar 2005 financial results indicate that AreaConnect generated more than $1.2 million in revenue, excluding the impact of inter-company eliminations with Marchex, and did not have significant operating income before amortization. Marchex anticipates that revenue contribution from AreaConnect for the remainder of 2006 (May 2 to December 31) will be $1 million or more and does not expect AreaConnect to provide significant operating income before amortization contribution for the balance of 2006, as Marchex intends to increase AreaConnect’s short- and intermediate-term investments in technology and development, sales and business development, and administrative efforts. The Marchex long-term target for AreaConnect’s adjusted operating income before amortization margin is 30% or more. Marchex will provide updated, consolidated financial guidance on its May 8 conference call when it discusses its first quarter 2006 financial results and outlook for the remainder of the year.

About Marchex, Inc.

Marchex’s (www.marchex.com) mission is to be a leader in delivering vertical and local online traffic to merchants. The company is focused on search marketing, local search, and direct navigation. Marchex’s platform of integrated performance-based advertising and search marketing services enables merchants to efficiently market and sell their products and services across multiple online distribution channels, including search engines, product shopping engines, directories and selected Web properties.

Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, certain statements and expectations regarding the asset acquisition, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward- looking statements and you should not place undue reliance on our forward- looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. We disclaim any intention or obligation to update any forward-looking statements.

For further information, contact:

Press:

Mark S. Peterson

VP of Public Relations

Marchex, Inc.

206-331-3344

mark@marchex.com

Investor Relations:

Trevor Caldwell

VP of Investor Relations & Strategic Initiatives

Marchex, Inc.

206-331-3316

tcaldwell@marchex.com

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